SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: June 17, 2016

Actua Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 17, 2016, Actua held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 22, 2016, the record date for the Annual Meeting, there were a total of 38,781,786 shares of Actua Common Stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 35,056,212 shares of Actua Common Stock were represented in person or by proxy, and, accordingly, a quorum was present.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final number of votes cast for, cast against and withheld, as applicable, for each such matter, as well as the number of abstentions and broker non-votes, as applicable, with respect to each such matter.

1. The votes on the election of Thomas A. Decker, H. Richard Haverstick, Jr. and Peter K. Miller as Class II directors, each for a term of three years or until the director’s successor is elected and qualified, were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non- Votes
Thomas A. Decker	29,607,200	162,215	24,997	5,261,800
H. Richard Haverstick, Jr.	29,686,762	82,653	24,997	5,261,800
David K. Downes	29,552,529	217,146	24,737	5,261,800

2. The vote on the ratification of the appointment of KPMG LLP as Actua’s independent registered public accountant for the year ending December 31, 2016 was as follows:

Votes For	Votes Against	Abstentions
34,865,794	168,300	22,118

3. The advisory vote regarding the compensation of Actua’s named executive officers, as disclosed in Actua’s proxy statement for the Annual Meeting, was as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
26,901,809	2,767,742	124,861	5,261,800

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 21, 2016

ACTUA CORPORATION

By:	/s/ Suzanne L. Niemeyer
Name:	Suzanne L. Niemeyer
Title:	Managing Director, General Counsel and Secretary

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